UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2021, Resolute Forest Products Inc. (the “Company”), and Resolute FP US Inc. (collectively with the Company, the “U.S. Borrowers”), Resolute FP Canada Inc. (the “Canadian Borrower” and together with the U.S. Borrowers, collectively, the “Borrowers”) entered into a Fourth Amendment to the Credit Agreement dated May 22, 2015, as amended by that certain Amendment No. 1 dated December 22, 2017, that certain Second Amendment, dated as of May 14, 2019, that certain Amendment No. 3, dated as of January 28, 2021, and as further amended, supplemented or otherwise modified from time to time (the “Amended Credit Agreement”), with certain lenders and Bank of America, N.A., as U.S. administrative agent and collateral agent (the “U.S. Agent”), and Bank of America, N.A. (through its Canada branch) as the Canadian administrative agent (together with the U.S. Agent, the “Agent”). The following summary of the amended material terms of the Amended Credit Agreement is qualified in its entirety by reference to the actual Amended Credit Agreement attached to this current report as Exhibit 10.1 and incorporated herein by reference.

General. The Amended Credit Agreement provides for an extension of the maturity date from May 14, 2024 to December 15, 2026, of the senior secured asset-based revolving credit facility with an aggregate lender commitment of up to $450 million at any time outstanding. The $450 million facility continues to include a $60 million swingline sub-facility and a $200 million letter of credit sub-facility. The facility features a $250 million tranche available to the U.S. Borrowers and the Canadian Borrower (the “Canadian Sub-facility”), and a $200 million tranche available solely to the U.S. Borrowers (the “U.S. Sub-facility”), in each case subject to the borrowing base availability of those Borrowers.

The Amended Credit Agreement also continues to provide for an uncommitted ability to increase the revolving credit facility by up to $500 million, subject to certain terms and conditions set forth in the Amended Credit Agreement.

Use of Proceeds. As of December 15, 2021, the Borrowers have no outstanding revolving loans and approximately $73 million outstanding undrawn letters of credit under the facility. In accordance with its stated purpose, the proceeds of the facility can be used by the Company for, among other things, financing the working capital needs and for general corporate purposes of the Borrowers and their subsidiaries.

Borrowing Base. Revolving loan (and letter of credit) availability under the facility is subject to a borrowing base, which remains substantially unchanged, except that the reserves under the Amended Credit Agreement that reduce the borrowing base, include a reserve commencing December 31, 2025, for the outstanding principal amount due under the 2026 Senior Notes issued on February 2, 2021.

Guarantees. The obligations of each of the U.S. Borrowers under the Amended Credit Agreement continue to be guaranteed by the other U.S. Borrower and certain U.S. subsidiaries of the Company, whom we refer to as “U.S. Guarantors”, and are secured by first priority liens on and security interests in accounts receivable, inventory and related assets of the U.S. Borrowers and the U.S. Guarantors. The obligations of the Canadian Borrower under the Amended Credit Agreement continue to be guaranteed by each of the other Borrowers, the U.S. Guarantors and certain Canadian subsidiaries of the Company, or the “Canadian Guarantors”, and, together with the U.S. Guarantors, the “Guarantors”, and continue to be secured by first priority liens on and security interests in accounts receivable, inventory and related assets of the Borrowers and the Guarantors.

Interest. Borrowings under the Amended Credit Agreement bear interest at a rate equal to, at the Borrower’s option, the base rate, the Canadian prime rate or LIBOR, in each case plus an applicable margin. The base rate under the Amended Credit Agreement equals the greater of (i) the Agent’s prime rate, (ii) the Federal Funds rate plus 0.5%, or (iii) LIBOR for a one month interest period plus 1.0%. The applicable margin ranges between 0.00% and 0.50% with respect to the base rate and Canadian prime rate borrowings and between 1.00% and 1.50% with respect to LIBOR borrowings and is adjusted quarterly based on the average availability under the credit facility and whether the Company is in compliance with a leverage ratio of 1.75:1.00.

The Amended Credit Agreement also contains LIBOR fallback provisions for replacing LIBOR with either the Secured Overnight Financing Rate (“SOFR”) or a forward looking term version of SOFR.

Maturity. December 15, 2026.

Fees. In addition to paying interest on outstanding principal under the facility, the Borrowers are required to pay a fee in respect of committed but unutilized commitments equal to 0.25% per annum The Borrowers must also pay a fee on outstanding letters of credit under the facility at a rate equal to the applicable margin in respect of LIBOR plus a fronting fee of 0.125% and certain administrative fees.

Covenants/Events of Defaults. The covenants under the Amended Credit Agreement remain substantially unchanged, except that the springing requirement for the Company to maintain a minimum consolidated fixed charge coverage ratio of 1.0:1.0, is now triggered anytime adjusted availability under the facility falls below the greater of $40 million, or 10% of the maximum available borrowing amount for two consecutive business days.

ESG component. The Amended Credit Agreement also provides the Company with the option to establish certain key performance indicators (“KPIs”) with respect to Environmental, Social and Governance (“ESG”) targets in consultation with the sustainability coordinators, comprised of up to two Lenders, and to amend the Amended Credit Agreement to incorporate such KPIs (the “ESG Amendment”). The ESG amendment, which requires the consent of each Lender, may provide for an increase or decrease of up to 0.05% on the applicable margin under the facility, or no adjustment, as well as an increase or decrease of up to 0.01%, or no adjustment, to the applicable unutilized commitment fee, subject to the Company’s performance on such KPIs.

Except as noted above, the material terms of the Amended Credit Agreement remain substantially unchanged.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Fourth Amendment to the Credit Agreement, dated as of December 15, 2021, among Resolute Forest Products Inc., Resolute FP Canada Inc., certain other subsidiaries of Resolute Forest Products Inc. as borrowers or guarantors, various lenders, Bank of America, N.A., as U.S. Administrative Agent and Collateral Agent, and Bank of America, N.A. (through its Canada branch), as Canadian Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: December 17, 2021	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement, dated as of December 15, 2021, among Resolute Forest Products Inc., Resolute FP Canada Inc., certain of the subsidiaries of Resolute Forest Products Inc. as borrowers or guarantors, various lenders, Bank of America, N.A., as U.S. Administrative Agent and Collateral Agent, and Bank of America, N.A. (through its Canada branch), as Canadian Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).